UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4322 South 49th West Avenue
Tulsa, Oklahoma	74107

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

ITEM 5. OTHER EVENTS.

The proxy statement of Syntroleum Corporation, a Delaware corporation (the “Company”), dated March 29, 2004 indicated that Mr. Ziad Ghandour was the beneficial owner of 1,440,000 shares of the Company’s common stock as of March 1, 2004. On May 25, 2004, the Company was informed by Mr. Ghandour that he is not (and was not on March 1, 2004) the beneficial owner of 1,040,000 of such shares. As of May 25, 2004, Mr. Ghandour is the beneficial owner of 573,429 shares of the Company’s common stock, including 170,000 shares underlying warrants issued as compensation for consulting services and 3,429 shares underlying options granted upon Mr. Ghandour’s election to the Company’s board of directors. Mr. Ghandour also owns warrants to purchase up to 1,000,000 shares of the Company’s common stock that are exercisable in the circumstances described in the proxy statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: May 25, 2004	By:	/s/ Richard L. Edmonson

Richard L. Edmonson
Vice President, General Counsel
and Corporate Secretary

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